                                Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below revokes all prior Powers of Attorney relating to Section 16 of the Securities
Exchange Act of 1934, as amended, and appoints each of Kimmarie Sinatra, Kevin
Tourek, John Strzemp and Michelle Koch as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all filings required by the Securities Exchange Act of 1934, as amended, including Section
16 of such act, and the rules and regulations thereunder, and requisite documents in connection with such filings, respecting securities of Wynn
Resorts, Limited, a Nevada corporation, including but not limited to Forms 3, 4 and 5 under such act and any amendments thereto with the Securities and Exchange
Commission thereby ratifying and confirming all that said attorney-in-fact may do or cause to be done by virtue hereof.

This power of attorney shall be valid from the date hereof until revoked by the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this instrument effective as of the 19th day of May, 2014.

Signed: /s/ Stephen Cootey
        -----------------------
        Stephen Cootey